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                                                                      EXHIBIT 11

                          EL PASO NATURAL GAS COMPANY

                           EARNINGS PER COMMON SHARE
                                   Form 10-Q

                   (In Thousands, except earnings per share)


                                                Third Quarter         Nine Months
                                              -----------------   -------------------
                                                1997     1996       1997        1996
                                              -------   -------   --------    -------
Income available for common stock dividends   $44,171   $24,807   $134,666    $13,984

Primary average common shares outstanding      58,907    36,319     58,285     35,667
Primary earnings per share                    $0.7498   $0.6830    $2.3105    $0.3921

Fully diluted average common shares
  outstanding                                  59,068    37,306     58,473     36,603
Fully diluted earnings per common share       $0.7478   $0.6650    $2.3030    $0.3820